Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40363, 333-100224 and 333-140746 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan — Puerto Rico for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 27, 2007